EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS FIRST QUARTER 2024 RESULTS
$0.59	$0.65	$23.68	$16.03
Earnings per diluted common share	Operating earnings per diluted common share [1]	Book value per common share	Tangible book value per common share [1]
0

CEO Commentary
"Our first quarter results reflect early progress on our targeted actions to improve our financial performance and drive shareholder value,” said Clint Stein, President and CEO. "Enterprise-wide evaluations and targeted changes resulted in tighter expense control and stabilizing deposit costs in the latter part of the quarter. We will continue to exercise prudent expense management, and we expect to see the positive financial impact of near-term initiatives fully reflected in the fourth quarter's expense run rate. Longer-term initiatives will optimize our performance from a revenue, expense, and profitability standpoint. As an organization, Columbia remains laser-focused on regaining our placement as a top-quartile bank across financial metrics as we strive to drive long-term, consistent, repeatable performance."

–Clint Stein, President and CEO of Columbia Banking System, Inc.

1Q24 HIGHLIGHTS (COMPARED TO 4Q23)

Net Interest Income and NIM
•Net interest income decreased by $30 million on a linked-quarter basis due to higher deposit costs relative to the fourth quarter and lower income earned on investment securities given slower prepayment activity.

•Net interest margin was 3.52%, down 26 basis points from the prior quarter given the full-quarter effect of deposit repricing and balance mix shift during the fourth quarter.

Non-Interest Income and Expense
•Non-interest income decreased by $15 million due to the quarterly fluctuation in cumulative non-merger fair value accounting and hedges. Excluding these items, non-interest income increased by $1 million.

•Non-interest expense decreased by $50 million due to lower discretionary spend and the fourth quarter's larger FDIC special assessment.

Credit Quality	•Net charge-offs were 0.47% of average loans and leases (annualized), compared to 0.31% in the prior quarter.
•Provision expense of $17 million compares to $55 million in the prior quarter.
•Non-performing assets to total assets was 0.28%, compared to 0.22% as of December 31, 2023.

Capital	•Estimated total risk-based capital ratio of 12.0% and estimated common equity tier 1 risk-based capital ratio of 9.8%.
•Declared a quarterly cash dividend of $0.36 per common share on February 9, 2024, which was paid March 11, 2024.

Notable Items	•Recalibrated the commercial CECL model to be more reflective of the post-merger loan portfolio after a full year operating as a combined organization.
•Incurred $4 million in merger-related expense and $5 million in expense related to an FDIC special assessment.

1Q24 KEY FINANCIAL DATA

PERFORMANCE METRICS		1Q24		4Q23		1Q23
Return on average assets		0.96%		0.72%		(0.14)%
Return on average common equity		10.01%		7.90%		(1.70)%
Return on average tangible common equity [1]		14.82%		12.19%		(2.09)%
Operating return on average assets [1]		1.04%		0.89%		0.74%
Operating return on average common equity [1]		10.89%		9.81%		8.66%
Operating return on average tangible common equity [1]		16.12%		15.14%		10.64%
Net interest margin		3.52%		3.78%		4.08%
Efficiency ratio		60.57%		64.81%		79.71%
Operating efficiency ratio, as adjusted [1]		56.97%		57.31%		52.84%

INCOME STATEMENT ($ in 000s, excl. per share data)		1Q24		4Q23		1Q23
Net interest income		$423,362		$453,623		$374,698
Provision for credit losses		$17,136		$54,909		$105,539
Non-interest income		$50,357		$65,533		$54,735
Non-interest expense		$287,516		$337,176		$342,818
Pre-provision net revenue [1]		$186,203		$181,980		$86,615
Operating pre-provision net revenue [1]		$200,684		$212,136		$195,730
Earnings per common share - diluted		$0.59		$0.45		($0.09)
Operating earnings per common share - diluted [1]		$0.65		$0.56		$0.46
Dividends paid per share		$0.36		$0.36		$0.35

BALANCE SHEET		1Q24		4Q23		1Q23
Total assets	$52.2	B	$52.2	B	$54.0	B
Loans and leases	$37.6	B	$37.4	B	$37.1	B
Total deposits	$41.7	B	$41.6	B	$41.6	B
Book value per common share		$23.68		$23.95		$23.44
Tangible book value per share [1]		$16.03		$16.12		$15.12

Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Organizational Update
Columbia Banking System, Inc. ("Columbia," "we," or "our") conducted an enterprise-wide evaluation of our operations during the first quarter of 2024. The full-scale review resulted in consolidated positions, simplified reporting and organizational structures, and an improved profitability outlook. These changes are expected to be carried out during the second and third quarters of 2024. Please refer to the Q1 2024 Earnings Presentation for additional details.

On February 28, 2023, Columbia completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for each of the quarters of 2023 and the year ended December 31, 2023 may not be directly comparable to prior reported periods. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values.

Net Interest Income
Net interest income was $423 million for the first quarter of 2024, down $30 million from the prior quarter. The decline reflects higher deposit costs relative to the fourth quarter and lower income earned on investment securities given slower prepayment activity.

Columbia's net interest margin was 3.52% for the first quarter of 2024, down 26 basis points from 3.78% for the fourth quarter of 2023. The contraction was driven by higher average deposit costs, which increased at an accelerated pace through the fourth quarter and into January before stabilizing in the latter part of the first quarter. The cost of interest-bearing deposits increased 34 basis points on a linked-quarter basis to 2.88% for the first quarter of 2024, which compares to 2.90% for the month of March and 2.89% at March 31, 2024. "During the first quarter, we executed a comprehensive review related to how we evaluate and approve deposit pricing," commented Tory Nixon, President of Umpqua Bank. "This resulted in enhanced pricing visibility, which contributed to stability in interest-bearing core deposit rates."

The cost of interest-bearing liabilities benefited from the movement of $1.4 billion in FHLB Advances to the Federal Reserve's Bank Term Funding Program in January, lowering the cost of these funds by approximately 75 basis points. Columbia's cost of interest-bearing liabilities increased 23 basis points on a linked-quarter basis to 3.25% for the first quarter of 2024, which compares to 3.24% for both the month of March and at March 31, 2024. Please refer to the Q1 2024 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information as well as to our non-GAAP disclosures in this press release for the impact of purchase accounting accretion and amortization on individual line items.

Non-interest Income
Non-interest income was $50 million for the first quarter of 2024, down $15 million from the prior quarter. The decline was driven by quarterly fluctuations in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, which collectively resulted in a net fair value loss of $4 million in the first quarter compared to a net fair value gain of $13 million in the fourth quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income increased by $1 million from the prior quarter.

Non-interest Expense
Non-interest expense was $288 million for the first quarter of 2024, down $50 million from the prior quarter level. Excluding merger-related expense, exit and disposal costs, and accruals for the FDIC special assessment, non-interest expense was $277 million2, down $17 million from the prior quarter due to lower discretionary spending and other expense items compared to elevated expense items in the fourth quarter. Please refer to the Q1 2024 Earnings Presentation for additional expense details.

Balance Sheet
Total consolidated assets were $52.2 billion as of March 31, 2024, unchanged from December 31, 2023. Cash and cash equivalents was $2.2 billion as of March 31, 2024, also unchanged from December 31, 2023. Including secured off-balance sheet lines of credit, total available liquidity was $18.6 billion as of March 31, 2024, representing 36% of total assets, 45% of total deposits, and 138% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $8.6 billion as of March 31, 2024, a decrease of $213 million relative to December 31, 2023 due to paydowns and a decline in the fair value of the portfolio. Please refer to the Q1 2024 Earnings Presentation for additional details related to our securities portfolio and liquidity position.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Gross loans and leases were $37.6 billion as of March 31, 2024, an increase of $200 million relative to December 31, 2023. Commercial line utilization and construction project activity were the primary contributors to the 2% annualized loan growth in the quarter. Higher commercial real estate ("CRE") term balances reflect projects that transitioned from construction to permanent financing. Excluding this shift, origination volume during the first quarter was centered in our commercial and owner-occupied CRE portfolios. Please refer to the Q1 2024 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to our office portfolio.

Total deposits were $41.7 billion as of March 31, 2024, an increase of $99 million relative to December 31, 2023. Customer deposits drove the quarter's increase, enabling a slight reduction in brokered deposits and borrowings. "Our teams are focused on customer deposit generation to reduce wholesale funding sources that create a drag on our earnings power," stated Mr. Nixon. "While inflationary pressures and seasonal patterns affected deposit flows, the teams generated successful momentum through targeted campaigns focused on extraordinary products and service, not price." Please refer to the Q1 2024 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $437 million, or 1.16% of loans and leases, as of March 31, 2024, compared to $464 million, or 1.24% of loans and leases, as of December 31, 2023. The provision for credit losses was $17 million for the first quarter of 2024, and it reflects credit migration trends, changes in the economic forecasts used in credit models, charge-off activity, and a change within our Current Expected Credit Losses ("CECL") methodology. During the first quarter, we recalibrated the commercial CECL model to be more reflective of the post-merger loan portfolio after a full year operating as a combined organization. We believe the recalibrated CECL model is more reflective of the quality of our underwriting and borrower profiles.

Net charge-offs were 0.47% of average loans and leases (annualized) for the first quarter of 2024, compared to 0.31% for the fourth quarter of 2023. Net charge-offs in the FinPac portfolio were $24 million in the first quarter, largely unchanged from the fourth quarter, and were up $14 million in the commercial portfolio from the prior quarter, with the increase centered in a single credit. Charge-off activity in other portfolios, inclusive of a small net recovery in the CRE portfolio, was at an insignificant level. As of March 31, 2024, non-performing assets were $144 million, or 0.28% of total assets, compared to $114 million, or 0.22% of total assets, as of December 31, 2023. The quarter's increase was driven primarily by migration in our SBA portfolio and an owner-occupied CRE property. Nonperforming assets as of March 31, 2024 included $43 million of government guarantees. Please refer to the Q1 2024 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $23.68 as of March 31, 2024, compared to $23.95 as of December 31, 2023. The linked-quarter change primarily reflects a change in accumulated other comprehensive (loss) income ("AOCI") to $(426) million at March 31, 2024, compared to $(340) million at the prior quarter-end. The change in AOCI is due primarily to an increase in the tax-effected net unrealized loss on available-for-sale securities to $413 million as of March 31, 2024, compared to $322 million as of December 31, 2023. Tangible book value per common share3 was $16.03 as of March 31, 2024, compared to $16.12 as of December 31, 2023.

Columbia's estimated total risk-based capital ratio was 12.0% and its estimated common equity tier 1 risk-based capital ratio was 9.8% as of March 31, 2024, compared to 11.9% and 9.6%, respectively, as of December 31, 2023. Columbia remains above current “well-capitalized” regulatory minimums. "Our total risk-based capital ratio at the parent company is now at our long-term target of 12%," stated Ron Farnsworth, Chief Financial Officer of Columbia. "We expect continued organic earnings generation to drive all capital ratios above target levels over time, increasing our flexibility for capital return in the future." The regulatory capital ratios as of March 31, 2024 are estimates, pending completion and filing of Columbia's regulatory reports.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Earnings Presentation and Conference Call Information
Columbia's Q1 2024 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its first quarter 2024 earnings conference call on April 25, 2024, at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its first quarter 2024 financial results. Participants may register for the call using the below link to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BI5839ee065d874d2fa744be1fe2d2558d
Join the audiocast: https://edge.media-server.com/mmc/p/jc6j526v/
Access the replay through Columbia's investor relations page: www.columbiabankingsystem.com

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. Umpqua Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with locations in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Advisors and Columbia Trust Company, a division of Umpqua Bank. Learn more at www.columbiabankingsystem.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the merger when expected or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
($ in thousands, except per share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$575,044	$577,741	$569,670	$552,679	$413,525	—%	39%
Interest and dividends on investments:
Taxable	75,017	78,010	80,066	79,036	39,729	(4)%	89%
Exempt from federal income tax	6,904	6,966	6,929	6,817	3,397	(1)%	103%
Dividends	3,707	4,862	4,941	2,581	719	(24)%	416%
Temporary investments and interest bearing deposits	23,553	24,055	34,407	34,616	18,581	(2)%	27%
Total interest income	684,225	691,634	696,013	675,729	475,951	(1)%	44%
Interest expense:
Deposits	198,435	170,659	126,974	100,408	63,613	16%	212%
Securities sold under agreement to repurchase and federal funds purchased	1,266	1,226	1,220	1,071	406	3%	212%
Borrowings	51,275	56,066	77,080	81,004	28,764	(9)%	78%
Junior and other subordinated debentures	9,887	10,060	9,864	9,271	8,470	(2)%	17%
Total interest expense	260,863	238,011	215,138	191,754	101,253	10%	158%
Net interest income	423,362	453,623	480,875	483,975	374,698	(7)%	13%
Provision for credit losses	17,136	54,909	36,737	16,014	105,539	(69)%	(84)%
Non-interest income:
Service charges on deposits	16,064	17,349	17,410	16,454	14,312	(7)%	12%
Card-based fees	13,183	14,593	15,674	13,435	11,561	(10)%	14%
Financial services and trust revenue	4,464	3,011	4,651	4,512	1,297	48%	244%
Residential mortgage banking revenue (loss), net	4,634	4,212	7,103	(2,342)	7,816	10%	(41)%
Gain on sale of debt securities, net	12	9	4	—	—	33%	nm
(Loss) gain on equity securities, net	(1,565)	2,636	(2,055)	(697)	2,416	(159)%	(165)%
Gain on loan and lease sales, net	221	1,161	1,871	442	940	(81)%	(76)%
BOLI income	4,639	4,331	4,440	4,063	2,790	7%	66%
Other income (loss)	8,705	18,231	(5,117)	3,811	13,603	(52)%	(36)%
Total non-interest income	50,357	65,533	43,981	39,678	54,735	(23)%	(8)%
Non-interest expense:
Salaries and employee benefits	154,538	157,572	159,041	163,398	136,092	(2)%	14%
Occupancy and equipment, net	45,291	48,160	43,070	50,550	41,700	(6)%	9%
Intangible amortization	32,091	33,204	29,879	35,553	12,660	(3)%	153%
FDIC assessments	14,460	42,510	11,200	11,579	6,113	(66)%	137%
Merger-related expense	4,478	7,174	18,938	29,649	115,898	(38)%	(96)%
Other expenses	36,658	48,556	42,019	37,830	30,355	(25)%	21%
Total non-interest expense	287,516	337,176	304,147	328,559	342,818	(15)%	(16)%
Income (loss) before provision (benefit) for income taxes	169,067	127,071	183,972	179,080	(18,924)	33%	nm
Provision (benefit) for income taxes	44,987	33,540	48,127	45,703	(4,886)	34%	nm
Net income (loss)	$124,080	$93,531	$135,845	$133,377	$(14,038)	33%	nm

Weighted average basic shares outstanding	208,260	208,083	208,070	207,977	156,383	—%	33%
Weighted average diluted shares outstanding	208,956	208,739	208,645	208,545	156,383	—%	34%
Earnings (loss) per common share – basic	$0.60	$0.45	$0.65	$0.64	$(0.09)	33%	nm
Earnings (loss) per common share – diluted	$0.59	$0.45	$0.65	$0.64	$(0.09)	31%	nm

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc. Consolidated Balance Sheets
(Unaudited)
						% Change
($ in thousands, except per share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$440,215	$498,496	$492,474	$538,653	$555,919	(12)%	(21)%
Interest-bearing cash and temporary investments	1,760,902	1,664,038	1,911,221	2,868,563	3,079,266	6%	(43)%
Investment securities:
Equity and other, at fair value	77,203	76,995	73,638	76,361	76,532	—%	1%
Available for sale, at fair value	8,616,545	8,829,870	8,503,986	8,998,428	9,249,600	(2)%	(7)%
Held to maturity, at amortized cost	2,247	2,300	2,344	2,388	2,432	(2)%	(8)%
Loans held for sale	47,201	30,715	60,313	183,633	49,338	54%	(4)%
Loans and leases	37,642,413	37,441,951	37,170,598	37,049,299	37,091,280	1%	1%
Allowance for credit losses on loans and leases	(414,344)	(440,871)	(416,560)	(404,603)	(417,464)	(6)%	(1)%
Net loans and leases	37,228,069	37,001,080	36,754,038	36,644,696	36,673,816	1%	2%
Restricted equity securities	116,274	179,274	168,524	258,524	246,525	(35)%	(53)%
Premises and equipment, net	336,869	338,970	337,855	368,698	375,190	(1)%	(10)%
Operating lease right-of-use assets	113,833	115,811	114,220	119,255	127,296	(2)%	(11)%
Goodwill	1,029,234	1,029,234	1,029,234	1,029,234	1,030,142	—%	—%
Other intangible assets, net	571,588	603,679	636,883	666,762	702,315	(5)%	(19)%
Residential mortgage servicing rights, at fair value	110,444	109,243	117,640	172,929	178,800	1%	(38)%
Bank-owned life insurance	682,293	680,948	648,232	643,727	641,922	—%	6%
Deferred tax asset, net	356,031	347,203	469,841	362,880	351,229	3%	1%
Other assets	735,058	665,740	673,372	657,365	653,904	10%	12%
Total assets	$52,224,006	$52,173,596	$51,993,815	$53,592,096	$53,994,226	—%	(3)%
Liabilities:
Deposits
Non-interest-bearing	$13,808,554	$14,256,452	$15,532,948	$16,019,408	$17,215,781	(3)%	(20)%
Interest-bearing	27,897,606	27,350,568	26,091,420	24,815,509	24,370,566	2%	14%
Total deposits	41,706,160	41,607,020	41,624,368	40,834,917	41,586,347	—%	—%
Securities sold under agreements to repurchase	213,573	252,119	258,383	294,914	271,047	(15)%	(21)%
Borrowings	3,900,000	3,950,000	3,985,000	6,250,000	5,950,000	(1)%	(34)%
Junior subordinated debentures, at fair value	309,544	316,440	331,545	312,872	297,721	(2)%	4%
Junior and other subordinated debentures, at amortized cost	107,838	107,895	107,952	108,009	108,066	—%	—%
Operating lease liabilities	129,240	130,576	129,845	132,099	140,648	(1)%	(8)%
Other liabilities	900,406	814,512	924,560	831,097	755,674	11%	19%
Total liabilities	47,266,761	47,178,562	47,361,653	48,763,908	49,109,503	—%	(4)%
Shareholders' equity:
Common stock	5,802,322	5,802,747	5,798,167	5,792,792	5,788,553	—%	—%
Accumulated deficit	(418,946)	(467,571)	(485,576)	(545,842)	(603,696)	(10)%	(31)%
Accumulated other comprehensive loss	(426,131)	(340,142)	(680,429)	(418,762)	(300,134)	25%	42%
Total shareholders' equity	4,957,245	4,995,034	4,632,162	4,828,188	4,884,723	(1)%	1%
Total liabilities and shareholders' equity	$52,224,006	$52,173,596	$51,993,815	$53,592,096	$53,994,226	—%	(3)%

Common shares outstanding at period end	209,370	208,585	208,575	208,514	208,429	—%	—%

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.36	$0.36	$0.36	$0.36	$0.35	—%	3%
Book value	$23.68	$23.95	$22.21	$23.16	$23.44	(1)%	1%
Tangible book value (1)	$16.03	$16.12	$14.22	$15.02	$15.12	(1)%	6%

Performance Ratios:
Efficiency ratio (2)	60.57%	64.81%	57.82%	62.60%	79.71%	(4.24)	(19.14)
Non-interest expense to average assets (1)	2.22%	2.58%	2.28%	2.46%	3.53%	(0.36)	(1.31)
Return on average assets ("ROAA")	0.96%	0.72%	1.02%	1.00%	(0.14)%	0.24	1.10
Pre-provision net revenue ("PPNR") ROAA (1)	1.44%	1.39%	1.65%	1.46%	0.89%	0.05	0.55
Return on average common equity	10.01%	7.90%	11.07%	10.84%	(1.70)%	2.11	11.71
Return on average tangible common equity (1)	14.82%	12.19%	16.93%	16.63%	(2.09)%	2.63	16.91

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2), (5), (6)	56.97%	57.31%	51.26%	54.04%	52.84%	(0.34)	4.13
Operating non-interest expense to average assets (1)	2.14%	2.25%	2.10%	2.22%	2.32%	(0.11)	(0.18)
Operating ROAA (1), (5)	1.04%	0.89%	1.23%	1.27%	0.74%	0.15	0.30
Operating PPNR ROAA (1), (5)	1.55%	1.62%	1.94%	1.82%	2.01%	(0.07)	(0.46)
Operating return on average common equity (1), (5)	10.89%	9.81%	13.40%	13.77%	8.66%	1.08	2.23
Operating return on average tangible common equity (1), (5)	16.12%	15.14%	20.48%	21.13%	10.64%	0.98	5.48

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.13%	6.13%	6.08%	5.95%	5.55%	—	0.58
Yield on earning assets (2)	5.69%	5.75%	5.65%	5.48%	5.19%	(0.06)	0.50
Cost of interest bearing deposits	2.88%	2.54%	2.01%	1.64%	1.32%	0.34	1.56
Cost of interest bearing liabilities	3.25%	3.02%	2.72%	2.45%	1.82%	0.23	1.43
Cost of total deposits	1.92%	1.63%	1.23%	0.99%	0.80%	0.29	1.12
Cost of total funding (3)	2.27%	2.05%	1.81%	1.61%	1.16%	0.22	1.11
Net interest margin (2)	3.52%	3.78%	3.91%	3.93%	4.08%	(0.26)	(0.56)
Average interest bearing cash / Average interest earning assets	3.56%	3.64%	5.17%	5.47%	4.33%	(0.08)	(0.77)
Average loans and leases / Average interest earning assets	77.87%	78.04%	75.64%	75.18%	80.96%	(0.17)	(3.09)
Average loans and leases / Average total deposits	90.41%	89.91%	90.63%	90.98%	93.01%	0.50	(2.60)
Average non-interest bearing deposits / Average total deposits	33.29%	35.88%	38.55%	40.05%	39.55%	(2.59)	(6.26)
Average total deposits / Average total funding (3)	90.09%	90.02%	86.66%	85.59%	91.36%	0.07	(1.27)

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.38%	0.30%	0.28%	0.22%	0.20%	0.08	0.18
Non-performing assets to total assets	0.28%	0.22%	0.20%	0.15%	0.14%	0.06	0.14
Allowance for credit losses to loans and leases	1.16%	1.24%	1.18%	1.15%	1.18%	(0.08)	(0.02)
Total risk-based capital ratio (4)	12.0%	11.9%	11.6%	11.3%	10.9%	0.10	1.10
Common equity tier 1 risk-based capital ratio (4)	9.8%	9.6%	9.5%	9.2%	8.9%	0.20	0.90
nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."
(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.
(5) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the three months ended December 31, 2023. The revision includes adding the FDIC special assessment to the non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(6) The operating efficiency ratio has been adjusted to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$6,557,768	$6,482,940	$6,490,638	$6,434,673	$6,353,550	1%	3%
Owner occupied term, net	5,231,676	5,195,605	5,235,227	5,254,401	5,156,848	1%	1%
Multifamily, net	5,828,960	5,704,734	5,684,495	5,622,875	5,590,587	2%	4%
Construction & development, net	1,728,652	1,747,302	1,669,918	1,528,924	1,467,561	(1)%	18%
Residential development, net	284,117	323,899	354,922	388,641	440,667	(12)%	(36)%
Commercial:
Term, net	5,544,450	5,536,765	5,437,915	5,449,787	5,906,774	—%	(6)%
Lines of credit & other, net	2,491,557	2,430,127	2,353,548	2,268,790	2,184,762	3%	14%
Leases & equipment finance, net	1,706,759	1,729,512	1,728,991	1,740,037	1,746,267	(1)%	(2)%
Residential:
Mortgage, net	6,128,884	6,157,166	6,121,838	6,272,898	6,187,964	—%	(1)%
Home equity loans & lines, net	1,950,421	1,938,166	1,899,948	1,898,958	1,870,002	1%	4%
Consumer & other, net	189,169	195,735	193,158	189,315	186,298	(3)%	2%
Total loans and leases, net of deferred fees and costs	$37,642,413	$37,441,951	$37,170,598	$37,049,299	$37,091,280	1%	1%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	17%	17%	17%	16%
Owner occupied term, net	14%	14%	14%	14%	14%
Multifamily, net	15%	15%	15%	15%	15%
Construction & development, net	5%	5%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	15%	15%	15%	15%	16%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	5%	5%	5%	5%	5%
Residential:
Mortgage, net	16%	16%	17%	17%	17%
Home equity loans & lines, net	5%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$13,808,554	$14,256,452	$15,532,948	$16,019,408	$17,215,781	(3)%	(20)%
Demand, interest bearing	8,095,211	8,044,432	6,898,831	6,300,082	5,900,462	1%	37%
Money market	10,822,498	10,324,454	10,349,217	10,115,908	10,681,422	5%	1%
Savings	2,640,060	2,754,113	3,018,706	3,171,714	3,469,112	(4)%	(24)%
Time	6,339,837	6,227,569	5,824,666	5,227,805	4,319,570	2%	47%
Total	$41,706,160	$41,607,020	$41,624,368	$40,834,917	$41,586,347	—%	—%

Total core deposits (1)	$37,436,569	$37,423,402	$37,597,830	$37,639,368	$39,155,298	—%	(4)%

Deposit mix:
Demand, non-interest bearing	33%	34%	37%	39%	41%
Demand, interest bearing	20%	19%	17%	15%	14%
Money market	26%	25%	25%	25%	26%
Savings	6%	7%	7%	8%	9%
Time	15%	15%	14%	13%	10%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate, net	$39,736	$28,689	$26,053	$10,994	$15,612	39%	155%
Commercial, net	58,960	45,682	44,341	39,316	42,301	29%	39%
Total loans and leases on non-accrual status	98,696	74,371	70,394	50,310	57,913	33%	70%
Loans and leases past due 90+ days and accruing: (2)
Commercial real estate, net	253	870	71	184	1	(71)%	nm
Commercial, net	10,733	8,232	8,606	7,720	151	30%	nm
Residential, net (2)	31,916	29,102	25,180	21,370	17,423	10%	83%
Consumer & other, net	437	326	240	399	140	34%	212%
Total loans and leases past due 90+ days and accruing	43,339	38,530	34,097	29,673	17,715	12%	145%
Total non-performing loans and leases (1), (2)	142,035	112,901	104,491	79,983	75,628	26%	88%
Other real estate owned	1,762	1,036	1,170	278	409	70%	331%
Total non-performing assets (1), (2)	$143,797	$113,937	$105,661	$80,261	$76,037	26%	89%

Loans and leases past due 31-89 days	$109,673	$85,235	$82,918	$73,376	$78,641	29%	39%
Loans and leases past due 31-89 days to total loans and leases	0.29%	0.23%	0.22%	0.20%	0.21%	0.06	0.08
Non-performing loans and leases to total loans and leases (1), (2)	0.38%	0.30%	0.28%	0.22%	0.20%	0.08	0.18
Non-performing assets to total assets (1), (2)	0.28%	0.22%	0.20%	0.15%	0.14%	0.06	0.14

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Non-accrual and 90+ days past due loans include government guarantees of $43.0 million, $31.6 million, $26.9 million, $26.6 million, and $24.4 million at March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively.

(2) Excludes certain mortgage loans guaranteed by Ginnie Mae, which Columbia has the unilateral right to repurchase but has not done so, totaling $1.6 million, $1.0 million, $700,000, $1.6 million, and $5.4 million at March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$440,871	$416,560	$404,603	$417,464	$301,135	6%	46%
Initial ACL recorded for PCD loans acquired during the period	—	—	—	—	26,492	nm	(100)%
Provision for credit losses on loans and leases (1)	17,476	53,183	35,082	15,216	106,498	(67)%	(84)%
Charge-offs
Commercial real estate, net	(161)	(629)	—	(174)	—	(74)%	nm
Commercial, net	(47,232)	(31,949)	(26,629)	(32,036)	(19,248)	48%	145%
Residential, net	(490)	(89)	(206)	(4)	(248)	451%	98%
Consumer & other, net	(1,870)	(1,841)	(1,884)	(1,264)	(773)	2%	142%
Total charge-offs	(49,753)	(34,508)	(28,719)	(33,478)	(20,269)	44%	145%
Recoveries
Commercial real estate, net	358	35	31	209	58	nm	nm
Commercial, net	4,732	4,414	4,901	4,511	3,058	7%	55%
Residential, net	170	781	156	63	123	(78)%	38%
Consumer & other, net	490	406	506	618	369	21%	33%
Total recoveries	5,750	5,636	5,594	5,401	3,608	2%	59%
Net (charge-offs) recoveries
Commercial real estate, net	197	(594)	31	35	58	nm	240%
Commercial, net	(42,500)	(27,535)	(21,728)	(27,525)	(16,190)	54%	163%
Residential, net	(320)	692	(50)	59	(125)	(146)%	156%
Consumer & other, net	(1,380)	(1,435)	(1,378)	(646)	(404)	(4)%	242%
Total net charge-offs	(44,003)	(28,872)	(23,125)	(28,077)	(16,661)	52%	164%
Balance, end of period	$414,344	$440,871	$416,560	$404,603	$417,464	(6)%	(1)%
Reserve for unfunded commitments
Balance, beginning of period	$23,208	$21,482	$19,827	$19,029	$14,221	8%	63%
Initial ACL recorded for unfunded commitments acquired during the period	—	—	—	—	5,767	nm	(100)%
(Recapture) provision for credit losses on unfunded commitments	(340)	1,726	1,655	798	(959)	(120)%	(65)%
Balance, end of period	22,868	23,208	21,482	19,827	19,029	(1)%	20%
Total Allowance for credit losses (ACL)	$437,212	$464,079	$438,042	$424,430	$436,493	(6)%	—%

Net charge-offs to average loans and leases (annualized)	0.47%	0.31%	0.25%	0.30%	0.23%	0.16	0.24
Recoveries to gross charge-offs	11.56%	16.33%	19.48%	16.13%	17.80%	(4.77)	(6.24)
ACLLL to loans and leases	1.10%	1.18%	1.12%	1.09%	1.13%	(0.08)	(0.03)
ACL to loans and leases	1.16%	1.24%	1.18%	1.15%	1.18%	(0.08)	(0.02)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."
(1) For the quarter ended March 31, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	March 31, 2024			December 31, 2023			March 31, 2023
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$30,550	$525	6.88%	$48,868	$649	5.31%	$54,008	$799	5.92%
Loans and leases (1)	37,597,101	574,519	6.13%	37,333,310	577,092	6.13%	29,998,630	412,726	5.55%
Taxable securities	8,081,003	78,724	3.90%	7,903,053	82,872	4.19%	4,960,966	40,448	3.26%
Non-taxable securities (2)	851,342	7,886	3.71%	809,551	8,073	3.99%	437,020	4,068	3.72%
Temporary investments and interest-bearing cash	1,720,791	23,553	5.51%	1,743,447	24,055	5.47%	1,605,081	18,581	4.69%
Total interest-earning assets	48,280,787	$685,207	5.69%	47,838,229	$692,741	5.75%	37,055,705	$476,622	5.19%
Goodwill and other intangible assets	1,619,134			1,652,282			623,042
Other assets	2,184,052			2,341,845			1,747,228
Total assets	$52,083,973			$51,832,356			$39,425,975
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,035,339	$51,378	2.57%	$7,617,427	$44,861	2.34%	$4,759,251	$9,815	0.84%
Money market deposits	10,612,073	72,497	2.75%	10,276,894	61,055	2.36%	8,845,784	32,238	1.48%
Savings deposits	2,688,360	715	0.11%	2,880,622	698	0.10%	2,686,388	556	0.08%
Time deposits	6,406,807	73,845	4.64%	5,847,400	64,045	4.35%	3,205,128	21,004	2.66%
Total interest-bearing deposits	27,742,579	198,435	2.88%	26,622,343	170,659	2.54%	19,496,551	63,613	1.32%
Repurchase agreements and federal funds purchased	231,667	1,266	2.20%	245,989	1,226	1.98%	281,032	406	0.59%
Borrowings	3,920,879	51,275	5.26%	3,918,261	56,066	5.68%	2,352,715	28,764	4.96%
Junior and other subordinated debentures	423,528	9,887	9.39%	440,007	10,060	9.07%	417,966	8,470	8.22%
Total interest-bearing liabilities	32,318,653	$260,863	3.25%	31,226,600	$238,011	3.02%	22,548,264	$101,253	1.82%
Non-interest-bearing deposits	13,841,582			14,899,001			12,755,080
Other liabilities	937,863			1,011,019			772,870
Total liabilities	47,098,098			47,136,620			36,076,214
Common equity	4,985,875			4,695,736			3,349,761
Total liabilities and shareholders' equity	$52,083,973			$51,832,356			$39,425,975
NET INTEREST INCOME (2)		$424,344			$454,730			$375,369
NET INTEREST SPREAD			2.44%			2.73%			3.37%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.52%			3.78%			4.08%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $982,000 for the three months ended March 31, 2024, as compared to $1.1 million for the three months ended December 31, 2023 and $671,000 for the three months ended March 31, 2023.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$2,920	$2,686	$2,442	$3,166	$3,587	9%	(19)%
Servicing	6,021	5,966	8,887	9,167	9,397	1%	(36)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,153)	(3,215)	(4,801)	(4,797)	(4,881)	(2)%	(35)%
Changes due to valuation inputs or assumptions	3,117	(6,251)	5,308	(2,242)	(2,937)	nm	nm
MSR hedge (loss) gain	(4,271)	5,026	(4,733)	(7,636)	2,650	(185)%	(261)%
Total	$4,634	$4,212	$7,103	$(2,342)	$7,816	10%	(41)%

Closed loan volume for-sale	$86,903	$87,033	$103,333	$119,476	$131,726	—%	(34)%
Gain on sale margin	3.36%	3.09%	2.36%	2.65%	2.72%	0.27	0.64

Residential mortgage servicing rights:
Balance, beginning of period	$109,243	$117,640	$172,929	$178,800	$185,017	(7)%	(41)%
Additions for new MSR capitalized	1,237	920	1,658	1,168	1,601	34%	(23)%
Sale of MSR assets	—	149	(57,454)	—	—	(100)%	nm
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,153)	(3,215)	(4,801)	(4,797)	(4,881)	(2)%	(35)%
Changes due to valuation inputs or assumptions	3,117	(6,251)	5,308	(2,242)	(2,937)	nm	nm
Balance, end of period	$110,444	$109,243	$117,640	$172,929	$178,800	1%	(38)%

Residential mortgage loans serviced for others	$8,081,039	$8,175,664	$8,240,950	$12,726,615	$12,914,046	(1)%	(37)%
MSR as % of serviced portfolio	1.37%	1.34%	1.43%	1.36%	1.38%	0.03	(0.01)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Total shareholders' equity	a	$4,957,245	$4,995,034	$4,632,162	$4,828,188	$4,884,723	(1)%	1%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,030,142	—%	—%
Less: Other intangible assets, net		571,588	603,679	636,883	666,762	702,315	(5)%	(19)%
Tangible common shareholders' equity	b	$3,356,423	$3,362,121	$2,966,045	$3,132,192	$3,152,266	—%	6%

Total assets	c	$52,224,006	$52,173,596	$51,993,815	$53,592,096	$53,994,226	—%	(3)%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,030,142	—%	—%
Less: Other intangible assets, net		571,588	603,679	636,883	666,762	702,315	(5)%	(19)%
Tangible assets	d	$50,623,184	$50,540,683	$50,327,698	$51,896,100	$52,261,769	—%	(3)%
Common shares outstanding at period end	e	209,370	208,585	208,575	208,514	208,429	—%	—%

Total shareholders' equity to total assets ratio	a / c	9.49%	9.57%	8.91%	9.01%	9.05%	(0.08)	0.44
Tangible common equity ratio	b / d	6.63%	6.65%	5.89%	6.04%	6.03%	(0.02)	0.60
Book value per common share	a / e	$23.68	$23.95	$22.21	$23.16	$23.44	(1)%	1%
Tangible book value per common share	b / e	$16.03	$16.12	$14.22	$15.02	$15.12	(1)%	6%

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$12	$9	$4	$—	$—	33%	nm
(Loss) gain on equity securities, net		(1,565)	2,636	(2,055)	(697)	2,416	(159)%	(165)%
Gain (loss) on swap derivatives		1,197	(8,042)	5,700	1,288	(3,543)	nm	nm
Change in fair value of certain loans held for investment		(2,372)	19,354	(19,247)	(6,965)	9,488	(112)%	(125)%
Change in fair value of MSR due to valuation inputs or assumptions		3,116	(6,251)	5,308	(2,242)	(2,937)	nm	nm
MSR hedge (loss) gain		(4,271)	5,026	(4,733)	(7,636)	2,650	(185)%	(261)%
Total non-interest income adjustments	a	$(3,883)	$12,732	$(15,023)	$(16,252)	$8,074	(130)%	(148)%

Non-Interest Expense Adjustments
Merger-related expense		$4,478	$7,174	$18,938	$29,649	$115,898	(38)%	(96)%
Exit and disposal costs		1,272	2,791	4,017	2,119	1,291	(54)%	(1)%
FDIC special assessment (2)		4,848	32,923	—	—	—	(85)%	nm
Total non-interest expense adjustments	b	$10,598	$42,888	$22,955	$31,768	$117,189	(75)%	(91)%

Net interest income	c	$423,362	$453,623	$480,875	$483,975	$374,698	(7)%	13%

Non-interest income (GAAP)	d	$50,357	$65,533	$43,981	$39,678	$54,735	(23)%	(8)%
Less: Non-interest income adjustments	a	3,883	(12,732)	15,023	16,252	(8,074)	nm	nm
Operating non-interest income (non-GAAP)	e	$54,240	$52,801	$59,004	$55,930	$46,661	3%	16%

Revenue (GAAP)	f=c+d	$473,719	$519,156	$524,856	$523,653	$429,433	(9)%	10%
Operating revenue (non-GAAP)	g=c+e	$477,602	$506,424	$539,879	$539,905	$421,359	(6)%	13%

Non-interest expense (GAAP)	h	$287,516	$337,176	$304,147	$328,559	$342,818	(15)%	(16)%
Less: Non-interest expense adjustments	b	(10,598)	(42,888)	(22,955)	(31,768)	(117,189)	(75)%	(91)%
Operating non-interest expense (non-GAAP)	i	$276,918	$294,288	$281,192	$296,791	$225,629	(6)%	23%

Net income (loss) (GAAP)	j	$124,080	$93,531	$135,845	$133,377	$(14,038)	33%	nm
Provision (benefit) for income taxes		44,987	33,540	48,127	45,703	(4,886)	34%	nm
Income (loss) before provision for income taxes		169,067	127,071	183,972	179,080	(18,924)	33%	nm
Provision for credit losses		17,136	54,909	36,737	16,014	105,539	(69)%	(84)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	186,203	181,980	220,709	195,094	86,615	2%	115%
Less: Non-interest income adjustments	a	3,883	(12,732)	15,023	16,252	(8,074)	nm	nm
Add: Non-interest expense adjustments	b	10,598	42,888	22,955	31,768	117,189	(75)%	(91)%
Operating PPNR (non-GAAP)	l	$200,684	$212,136	$258,687	$243,114	$195,730	(5)%	3%

Net income (loss) (GAAP)	j	$124,080	$93,531	$135,845	$133,377	$(14,038)	33%	nm
Less: Non-interest income adjustments	a	3,883	(12,732)	15,023	16,252	(8,074)	nm	nm
Add: Non-interest expense adjustments	b	10,598	42,888	22,955	31,768	117,189	(75)%	(91)%
Tax effect of adjustments		(3,620)	(7,539)	(9,482)	(11,981)	(23,565)	(52)%	(85)%
Operating net income (non-GAAP)	m	$134,941	$116,148	$164,341	$169,416	$71,512	16%	89%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Average assets	n	$52,083,973	$51,832,356	$53,011,361	$53,540,574	$39,425,975	—%	32%
Less: Average goodwill and other intangible assets, net		1,619,134	1,652,282	1,684,093	1,718,705	623,042	(2)%	160%
Average tangible assets	o	$50,464,839	$50,180,074	$51,327,268	$51,821,869	$38,802,933	1%	30%

Average common shareholders' equity	p	$4,985,875	$4,695,736	$4,866,975	$4,935,239	$3,349,761	6%	49%
Less: Average goodwill and other intangible assets, net		1,619,134	1,652,282	1,684,093	1,718,705	623,042	(2)%	160%
Average tangible common equity	q	$3,366,741	$3,043,454	$3,182,882	$3,216,534	$2,726,719	11%	23%

Weighted average basic shares outstanding	r	208,260	208,083	208,070	207,977	156,383	—%	33%
Weighted average diluted shares outstanding	s	208,956	208,739	208,645	208,545	156,383	—%	34%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.60	$0.45	$0.65	$0.64	$(0.09)	33%	nm
Earnings-per-share - diluted	j / s	$0.59	$0.45	$0.65	$0.64	$(0.09)	31%	nm
Efficiency ratio (1)	h / f	60.57%	64.81%	57.82%	62.60%	79.71%	(4.24)	(19.14)
Non-interest expense to average assets	h / n	2.22%	2.58%	2.28%	2.46%	3.53%	(0.36)	(1.31)
Return on average assets	j / n	0.96%	0.72%	1.02%	1.00%	(0.14)%	0.24	1.10
Return on average tangible assets	j / o	0.99%	0.74%	1.05%	1.03%	(0.15)%	0.25	1.14
PPNR return on average assets	k / n	1.44%	1.39%	1.65%	1.46%	0.89%	0.05	0.55
Return on average common equity	j / p	10.01%	7.90%	11.07%	10.84%	(1.70)%	2.11	11.71
Return on average tangible common equity	j / q	14.82%	12.19%	16.93%	16.63%	(2.09)%	2.63	16.91

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (2)	m / r	$0.65	$0.56	$0.79	$0.81	$0.46	16%	41%
Operating earnings-per-share - diluted (2)	m / s	$0.65	$0.56	$0.79	$0.81	$0.46	16%	41%
Operating efficiency ratio, as adjusted (1), (2), (3)	u / y	56.97%	57.31%	51.26%	54.04%	52.84%	(0.34)	4.13
Operating non-interest expense to average assets	i / n	2.14%	2.25%	2.10%	2.22%	2.32%	(0.11)	(0.18)
Operating return on average assets (2)	m / n	1.04%	0.89%	1.23%	1.27%	0.74%	0.15	0.30
Operating return on average tangible assets (2)	m / o	1.08%	0.92%	1.27%	1.31%	0.75%	0.16	0.33
Operating PPNR return on average assets (2)	l / n	1.55%	1.62%	1.94%	1.82%	2.01%	(0.07)	(0.46)
Operating return on average common equity (2)	m / p	10.89%	9.81%	13.40%	13.77%	8.66%	1.08	2.23
Operating return on average tangible common equity (2)	m / q	16.12%	15.14%	20.48%	21.13%	10.64%	0.98	5.48

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "n/m."
(1) Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the three months ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio has been adjusted to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$287,516	$337,176	$304,147	$328,559	$342,818	(15)%	(16)%
Less: Non-interest expense adjustments	b	(10,598)	(42,888)	(22,955)	(31,768)	(117,189)	(75)%	(91)%
Operating non-interest expense (non-GAAP)	i	276,918	294,288	281,192	296,791	225,629	(6)%	23%
Less: B&O taxes	t	(3,223)	(2,727)	(3,275)	(3,647)	(2,129)	18%	51%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$273,695	$291,561	$277,917	$293,144	$223,500	(6)%	22%

Net interest income (tax equivalent) (1)	v	$424,344	$454,730	$482,031	$485,168	$375,369	(7)%	13%
Non-interest income (GAAP)	d	50,357	65,533	43,981	39,678	54,735	(23)%	(8)%
Add: BOLI tax equivalent adjustment (1)	w	1,809	1,182	1,178	1,360	957	53%	89%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	476,510	521,445	527,190	526,206	431,061	(9)%	11%
Less: Non-interest income adjustments	a	3,883	(12,732)	15,023	16,252	(8,074)	nm	nm
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$480,393	$508,713	$542,213	$542,458	$422,987	(6)%	14%

Efficiency ratio (1)	h / f	60.57%	64.81%	57.82%	62.60%	79.71%	(4.24)	(19.14)
Operating efficiency ratio, as adjusted (non-GAAP) (1), (2), (3)	u / y	56.97%	57.31%	51.26%	54.04%	52.84%	(0.34)	4.13

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."
(1) Tax-exempt income has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the three months ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio has been adjusted to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Loans and leases interest income	a	$574,519	$577,092	$567,929	$551,997	$412,726	—%	39%
Less: Acquired loan accretion - rate related (2), (3)	b	23,482	26,914	28,963	30,548	11,832	(13)%	98%
Less: Acquired loan accretion - credit related (3)	c	5,119	5,430	6,370	7,100	3,806	(6)%	34%
Adjusted loans and leases interest income	d=a-b-c	$545,918	$544,748	$532,596	$514,349	$397,088	—%	37%

Taxable securities interest income	e	$78,724	$82,872	$85,007	$81,617	$40,448	(5)%	95%
Less: Acquired taxable securities accretion - rate related	f	31,527	34,290	39,219	34,801	15,356	(8)%	105%
Adjusted Taxable securities interest income	g=e-f	$47,197	$48,582	$45,788	$46,816	$25,092	(3)%	88%

Non-taxable securities interest income (1)	h	$7,886	$8,073	$8,085	$8,010	$4,068	(2)%	94%
Less: Acquired non-taxable securities accretion - rate related	i	2,270	2,309	2,288	2,274	901	(2)%	152%
Adjusted Taxable securities interest income (1)	j=h-i	$5,616	$5,764	$5,797	$5,736	$3,167	(3)%	77%

Interest income (1)	k	$685,207	$692,741	$697,169	$676,922	$476,622	(1)%	44%
Less: Acquired loan and securities accretion - rate related	l=b+f+i	57,279	63,513	70,470	67,623	28,089	(10)%	104%
Less: Acquired loan accretion - credit related	c	5,119	5,430	6,370	7,100	3,806	(6)%	34%
Adjusted interest income (1)	m=k-l-c	$622,809	$623,798	$620,329	$602,199	$444,727	—%	40%

Interest-bearing deposits interest expense	n	$198,435	$170,659	$126,974	$100,408	$63,613	16%	212%
Less: Acquired deposit accretion	o	—	(187)	(373)	(280)	(93)	nm	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$198,435	$170,846	$127,347	$100,688	$63,706	16%	211%

Interest expense	q	$260,863	$238,011	$215,138	$191,754	$101,253	10%	158%
Less: Acquired interest-bearing liabilities accretion (2)	r	(57)	(244)	(430)	(337)	(150)	(77)%	(62)%
Adjusted interest expense	s=q-r	$260,920	$238,255	$215,568	$192,091	$101,403	10%	157%

Net Interest Income (1)	t	$424,344	$454,730	$482,031	$485,168	$375,369	(7)%	13%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	57,336	63,757	70,900	67,960	28,239	(10)%	103%
Less: Acquired loan accretion - credit related (3)	c	5,119	5,430	6,370	7,100	3,806	(6)%	34%
Adjusted net interest income (1)	v=t-u-c	$361,889	$385,543	$404,761	$410,108	$343,324	(6)%	5%

Average loans and leases	aa	37,597,101	37,333,310	37,050,518	37,169,315	29,998,630	1%	25%
Average taxable securities	ab	8,081,003	7,903,053	8,356,165	8,656,147	4,960,966	2%	63%
Average non-taxable securities	ac	851,342	809,551	844,417	865,278	437,020	5%	95%
Average interest-earning assets	ad	48,280,787	47,838,229	48,981,105	49,442,518	37,055,705	1%	30%
Average interest-bearing deposits	ae	27,742,579	26,622,343	25,121,745	24,494,717	19,496,551	4%	42%
Average interest-bearing liabilities	af	32,318,653	31,226,600	31,413,978	31,372,416	22,548,264	3%	43%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1)Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

Columbia Banking System, Inc. Reports First Quarter 2024 Results
April 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Seq. Quarter	Year over Year
Average yield on loans and leases	a / aa	6.13%	6.13%	6.08%	5.95%	5.55%	—	0.58
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.25%	0.29%	0.31%	0.33%	0.16%	(0.04)	0.09
Less: Acquired loan accretion - credit related (3)	c / aa	0.05%	0.06%	0.07%	0.08%	0.05%	(0.01)	—
Adjusted average yield on loans and leases	d / aa	5.83%	5.78%	5.70%	5.54%	5.34%	0.05	0.49

Average yield on taxable securities	e / ab	3.90%	4.19%	4.07%	3.77%	3.26%	(0.29)	0.64
Less: Acquired taxable securities accretion - rate related	f / ab	1.57%	1.72%	1.86%	1.61%	1.26%	(0.15)	0.31
Adjusted average yield on taxable securities	g / ab	2.33%	2.47%	2.21%	2.16%	2.00%	(0.14)	0.33

Average yield on non-taxable securities (1)	h / ac	3.71%	3.99%	3.83%	3.70%	3.72%	(0.28)	(0.01)
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.07%	1.13%	1.07%	1.05%	0.84%	(0.06)	0.23
Adjusted yield on non-taxable securities (1)	j / ac	2.64%	2.86%	2.76%	2.65%	2.88%	(0.22)	(0.24)

Average yield on interest-earning assets (1)	k / ad	5.69%	5.75%	5.65%	5.48%	5.19%	(0.06)	0.50
Less: Acquired loan and securities accretion - rate related	l / ad	0.48%	0.53%	0.57%	0.55%	0.31%	(0.05)	0.17
Less: Acquired loan accretion - credit related	c / ad	0.04%	0.05%	0.05%	0.06%	0.04%	(0.01)	—
Adjusted average yield on interest-earning assets (1)	m / ad	5.17%	5.17%	5.03%	4.87%	4.84%	—	0.33

Average rate on interest-bearing deposits	n / ae	2.88%	2.54%	2.01%	1.64%	1.32%	0.34	1.56
Less: Acquired deposit accretion	o / ae	—%	—%	(0.01)%	—%	—%	—	—
Adjusted average rate on interest-bearing deposits	p / ae	2.88%	2.54%	2.02%	1.64%	1.32%	0.34	1.56

Average rate on interest-bearing liabilities	q / af	3.25%	3.02%	2.72%	2.45%	1.82%	0.23	1.43
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	(0.01)%	—%	—%	—	—
Adjusted average rate on interest-bearing liabilities	s / af	3.25%	3.02%	2.73%	2.45%	1.82%	0.23	1.43

Net interest margin (1)	t / ad	3.52%	3.78%	3.91%	3.93%	4.08%	(0.26)	(0.56)
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.48%	0.53%	0.58%	0.55%	0.31%	(0.05)	0.17
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.05%	0.05%	0.06%	0.04%	(0.01)	—
Adjusted net interest margin (1)	v / ad	3.00%	3.20%	3.28%	3.32%	3.73%	(0.20)	(0.73)

(1)Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.